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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                                (RULE 14A-101)
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement             [  ]  Confidential, For Use of the
[  ] Definitive Proxy Statement              Commission Only  (as permitted
[  ] Definitive Additional Materials         by  Rule 14a-6(e)(2))
[X] Soliciting Material Under Rule 14a-12


                                 AMTRAN, INC.
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

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The following memorandum was distributed to members of Amtran, Inc. management on August 13, 2001.

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                                  [ATA Logo]


                            Internal Correspondence

To:      All Managers and Directors Holding Amtran Inc. Stock Options
From:    Brian T. Hunt, General Counsel
Date:    August 13, 2001
Subject: Status of Amtran Privatization Transaction


In addition to receiving questions concerning the logistics involved in the "cashing out" of Amtran shares, several of you have asked about the process for "cashing out" your Amtran Inc. stock options. At this time, you will not need to exercise your stock options prior to the closing date of the proposed transaction in order to receive cash for your stock options. Accordingly, we expect that all of your "in-the-money" stock options will automatically be "cashed out" at the time the merger closes. You will receive a check in the amount of the proposed transaction price (i.e. $23.00 per share ) less the exercise price of your options multiplied by the number of options you hold, less any applicable withholding taxes.

The actual mechanics for payments expected to be made when your stock options are "cashed out" could change between now and the completion of the proposed privatization transaction. We will again provide you with an update once more information is known.

Important Legal Information

In connection with the merger contemplated by the Agreement and Plan of Merger dated as of June 18, 2001, Amtran filed a Preliminary Proxy Statement with the SEC on June 29, 2001 and filed Amendment No. 1 to that Preliminary Proxy Statement on August 3, 2001. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Amtran at the SEC's web site at www.sec.gov. The definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Amtran may also be obtained for free by directing a request to Mr. Kenneth K. Wolff at (317) 247-4000.

In connection with the shareholder vote on the merger, Amtran and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Amtran in favor of the merger. Information concerning such participants in the solicitation of proxies by Amtran from shareholders in connection with the merger is contained in the press release filed with the SEC under cover of Schedule 14A by Amtran on May 17, 2001. Security holders of Amtran may obtain additional information regarding the interests of such participants by reading the definitive proxy statement, when it becomes available.


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Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements". These statements are based on Amtran management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the merger. The following factors, among others, could cause actual results to differ materially from those described herein: failure of the requisite number of Amtran shareholders to approve the merger; the inability to obtain financing to pay merger consideration; the costs related to the merger; litigation challenging the merger; and other economic, business, competitive and/or regulatory factors affecting Amtran's businesses generally. More detailed information about those factors is set forth in filings made by Amtran with the SEC. Except to the extent required under the fereral securities laws, Amtran is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.







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